Exhibit 10.5

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of August 12, 2010, between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”).

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated May 3, 2010 (such agreement is hereinafter referred to as the “MLA”). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.	Section 8(J) of the MLA is hereby amended and restated to read as follows:

SECTION 8. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to and with respect to Subsections 8W) through 8(G) hereof, agrees to cause each Subsidiary to:

(J)        Post-Dosing Guaranty and Related Documents. On or before September 1, 2010, provide to CoBank; (1) A guarantee of payment from Urethane Soy Systems Company; (2) such certified board resolutions, evidence of incumbency, and other evidence as CoBank may require that the guarantee and all instruments and documents executed in connection therewith have been duly authorized and executed; and (3) a Security Agreement granting to CoBank a first lien on all personal property of the guarantor, whether now existing or hereafter acquired. If, for any reason, the Company does not fulfill the obligations in the Section 8(J) by September 1, 2010 or such later date as may be agreeable to CoBank, then an “Event of Default” shall be deemed to have occurred under this agreement.

2.	Section 9 of the MLA is hereby amended and restated to read as follows:

SECTION 9. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:

(H)        Dividends, Etc. Declare or pay any dividends, or make any distribution of assets to the stockholders, or purchase, redeem, retire or otherwise acquire for value any of its capital stock, or allocate or otherwise set apart any sum for any of the foregoing, except that in any fiscal year of the Company, the Company may pay dividends in an amount up to 35% of its consolidated net income for the prior fiscal year, provided that no Event of Default or Potential Default shall have occurred and be continuing or would result therefrom.

3.	Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACH	SOUTH DAKOTA SOYBEAN PROCESSORS,
LLC

By:	By:	/s/ Rodney Christianson

Title:	Title:	CEO

COMPLIANCE CERTIFICATE
South Dakota Soybean Processors, LLC (18462590)
CoBank, ACB
ATTN:  CIServices
P.O. Box 5110
Denver, Colorado 80217

or

CoBank, ACB
ATTN:  CIServices
5500 South Quebec Street
Greenwood Village, Colorado 80111

The following is based on the reporting period ending (date):

Working Capital Calculation

A. Consolidated Current Assets					$
B. Minus: Consolidated Current Liabilities				<	$	>
C. Add: Unadvanced Term Revolver*					$

*Less any amount considered a current liability per GAAP and not included in “B” above”

D. Equals: Adjusted Consolidated Working Capital per GAAP					$

E. Minus: Unspent Construction Designated Funds**				<	$	>

**Unspent Construction Designated Funds Calculation
1) Deodorizer Project Budget (as approved by CoBank)		$8,200,000.00
2) Minus: Amount Spent/Capitalized to date	$		>
3) Equals: Unspent Construction Designated Funds	$

F. Working Capital for Covenant Reporting***					$

***Requirement is >$6 million for interim monthly statements and >$7.5 million for fiscal year end

I have reviewed the above calculations and the certified consolidated interim financial statement(s) dated as of ________________________ and, based upon this review, hereby certificate that to the best of my knowledge the above calculations are accurate and complete for the period reflected.

South Dakota Soybean Processors, LLC
Volga, South Dakota

By:
Name:

Title:
Date: